Exhibit 99.1

NEWS RELEASE

Golden Queen Announces Financial Results for

the Year Ending December 31, 2017

VANCOUVER, BRITISH COLUMBIA – March 27, 2018 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) is pleased to announce its financial results for the year ended December 31, 2017 at its 50%-owned Soledad Mountain gold-silver mine (the “Mine”) located south of Mojave, California. The financial results were filed today on Form 10-K with the United States Securities and Exchange Commission. All amounts are illustrated in thousand US dollars and reflect 100% of the financial results of Golden Queen Mining Company, LLC (“GQM LLC”), the Company’s 50%-owned subsidiary that holds the Mine unless otherwise stated.

2017 Highlights

•	A total of 3.76 million tons of ore and 14.5 million tons of waste were mined in 2017 (waste to ore strip ratio of 3.9)

•	The plant processed a total of 3.55 million tons of ore at an average gold grade of 0.015

•	ounces per ton and an average silver grade of 0.208 ounces per ton

•	2017 production totaled 46,199 ounces of gold and 239,141 ounces of silver

•	Revenues of $62.12 million

•	Total cash cost net of by-product credits of $1,140 per ounce sold

The Company had revenue from operations for the year ended December 31, 2017 in the amount of $62.12 million from the sale of 46,039 ounces of gold and 237,087 ounces of silver.

The Company incurred $56.13 million in costs of sales, excluding depreciation and depletion.

The Company recorded an attributable net and comprehensive loss of $1.17 million ($0.01 loss per basic share) during the year ended December 31, 2017 as compared to an attributable net and comprehensive loss of $7.43million ($0.07 loss per basic share) during the year ended December 31, 2016.

The Company had, on a consolidated basis, $154.82 million in assets, including $2.94 million in cash, and a working capital deficit of $13.10 million as at December 31, 2017, compared with $159.71 million in assets, including $13.30 million in cash, and working capital of $8.21 million as at December 31, 2016.

The US Tax Cuts and Jobs Act (“TCJA”) was enacted on December 22, 2017, which significantly changed U.S. income tax law, including a reduction of the federal corporate income tax rate from 35% to 21%. As a result, the Company recognized $4.73 million of income tax recovery in the fourth quarter of 2017.

The results for the year ended on December 31, 2017 are summarized in the table below:

Financial position as at:	Year Ended December 31, 2017	Year Ended December 31, 2016
Select Items - On a consolidated basis	$ 000	$ 000
Cash	2,937	13,301
Property, plant, equipment and mineral interests	141,848	134,550
Total assets	154,816	159,706
Working capital surplus / (deficit)	(13,102)	8,206
Current liabilities	25,766	16,647
Long term liabilities	42,036	50,129

Results for the year ended on:	December 31, 2017	December 31, 2016
Item	$ 000	$ 000
Net income (loss) and comprehensive income (loss) attributable to the Company	(1,165)	(7,429)
Basic income (loss) per share attributable to the Company	(0.01)	(0.07)
Diluted income (loss) per share attributable to the Company	(0.01)	(0.07)

Golden Queen’s Annual Report on Form 10-K for the year ended December 31, 2017 is available on the Company’s website at www.goldenqueen.com, and will be available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

2017 Operational Highlights

Operations during the first half of 2017 showed continuous improvement in crushing plant availability and with increasing life of wear plates at transfer points. Stripping of East Pit was progressed on schedule for the commencement of production in this new area during the first quarter of 2018. Major equipment including one hydraulic shovel and four haul trucks were acquired in anticipation of the move. During the year, leach pad stage 2 was constructed and commissioned as planned. The Company’s capitalized investment for 2017 was $19.41 million.

By September, as a result of lower than expected gold grade in the North-West Pit and in the Main Pit phase 1, the ore grade was lowered to a value near the economic cut-off in an effort to operate the pad loading operations at capacity. However, periodic shortfalls in ore supplied to the crusher were experienced. Management accelerated the East Pit development to access production of sufficient higher-grade ore in the fourth quarter. In the month of December, almost all of the Mine’s production was sourced from the East Pit. For the beginning of 2018, mining results from the East Pit have shown significant positive reconciliation for both tons and grade with the mine plan.

Given the leach cycle of between 100 to 150 days and the current inability to continuously leach the full cycle of 280 days, there is a delay in the new gold impacting the doré. In the second half of 2017, the plant extracted more gold from the leach pad than the net recoverable ounces loaded due to the low grade of the ore loaded during this period. Because of this situation, the Mine recorded a higher cost per ton (less tons mined) and higher cost per ounce (less ounces produced). It is anticipated that in the first quarter of 2018, the Mine will experience a lack of available ounces translating to doré.

February Operational Results

The Company produced 2,258 ounces of gold in February and had revenues in the amount of $2.85 million. Since November 2017, seven benches have been mined out in the East Pit and the Company is pleased to report the following positive reconciliation between Ore Control (production) and Reserves:

Ore Control v. Reserves

	Ore tons	Au oz/ton	Au oz	Ag oz/ton	Ag oz
Bench 3800
Reserves	57,517	0.016	941	0.318	18,309
Ore Control	114,237	0.012	1,372	0.319	36,437
Variance OC-Reserves Reserves	99%	-27%	46%	0%	99%

Bench 3780
Reserves	81,333	0.015	1,225	0.287	23,353
Ore Control	160,373	0.016	2,638	0.329	52,748
Variance OC-Reserves Reserves	97%	9%	115%	15%	126%

Bench 3760
Reserves	126,065	0.015	1,887	0.279	35,121
Ore Control	171,551	0.018	3,071	0.227	38,977
Variance OC-Reserves Reserves	36%	20%	63%	-18%	11%

Bench 3740
Reserves	167,306	0.014	2,413	0.249	41,614
Ore Control	199,890	0.018	3,664	0.295	58,963
Variance OC-Reserves Reserves	19%	27%	52%	19%	42%

Bench 3720
Reserves	203,053	0.015	3,141	0.252	51,200
Ore Control	254,828	0.018	4,644	0.288	73,423
Variance OC-Reserves Reserves	25%	18%	48%	14%	43%

Bench 3700
Reserves	243,830	0.016	3,972	0.274	66,787
Ore Control	262,818	0.024	6,290	0.379	99,647
Variance OC-Reserves Reserves	8%	47%	58%	38%	49%

Bench 3680
Reserves	297,529	0.018	5,226	0.293	87,306
Ore Control	313,339	0.022	6,990	0.318	99,489
Variance OC-Reserves Reserves	5%	27%	34%	8%	14%

Cumulative
Reserves	1,176,703	0.016	18,805	0.293	323,691
Ore Control	1,477,036	0.019	28,668	0.318	459,684
Variance OC-Reserves Reserves	26%	22%	53%	15%	42%

To date, the tonnage produced in the East Pit has consistently been better than expected due to the presence of ore blocks in the Patience vein structure area that had been classified as possible or simply un-modeled. In addition, the gold grade was 22% higher than estimated for a total of 1.5 times the expected gold ounces that had been predicted. The silver grade was 15% higher than estimated for a total of 1.4 times the predicted number of silver ounces.

Technical Information  The scientific and technical content of this news release was reviewed, verified and approved by Golden Queen Mining Company LLC’s Timothy Mazanek, SME, a qualified person as defined by National Instrument 43-101.

About Golden Queen Mining Co. Ltd.:

Golden Queen is an emerging gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution with Respect to Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements include but are not limited to, statements related to expected production rates, ore output and grade results, plans and intentions with respect to activities on the Project, and the results of ongoing drilling supporting past resource estimates. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release regarding our intentions including, without limitation, risks and uncertainties regarding: accidents; equipment breakdowns; commodity prices; changes in planned work resulting from logistical, technical or other factors; that results of operations on the Project will not meet projected expectations due to any combination of technical or operational factors; and other risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2017. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.

NON-GAAP MEASURES: “Total cash costs” are common financial performance measures in the gold mining industry but with no standard meaning under US GAAP. Management believes that, in addition to conventional measures prepared in accordance with US GAAP, certain investors use this information to evaluate our performance and ability to generate cash flow. Accordingly, it is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with US GAAP. The measure, along with sales, is considered to be a key indicator of a Company’s ability to generate earnings and cash flow from its mining operations. Total cash cost figures are calculated in accordance with a standard developed by The Gold Institute, which was a worldwide association of suppliers of gold and gold products and included leading North American gold producers. The Gold Institute ceased operations in 2002, but the standard is the accepted standard of reporting cash cost of production in North America. Adoption of the standard is voluntary and the cost measures presented may not be comparable to other similarly titled measures of other companies. Other companies may calculate these measures differently. Total cash costs are derived from amounts included in the statement of operations and include direct mining costs and site general and administrative costs. The direct mining costs shown on the table below include mine site operating costs such as mining, processing, smelting, refining, third party transportation costs, advanced minimum royalties and production costs less silver metals revenues. Management has determined that silver metals revenues when compared with gold metals revenues, are immaterial and therefore are considered a by-product of the production of gold.